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                                                                      EXHIBIT 21



SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION

                                                                                        State of
Name of Corporation                                                                     Incorporation
-------------------                                                                     -------------

Union Pacific Railroad Company......................................................    Delaware
Southern Pacific Rail Corporation...................................................    Utah
Overnite Transportation Company.....................................................    Virginia